                                                                     Exhibit 4.5


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.


                        PREFERRED STOCK PURCHASE WARRANT


Warrant No. _________
                                                        Series A Preferred Stock


                                  MARIMBA, INC.

                           Void after January 31, 2004


        1. PRICE, QUANTITY AND TERM

               A. GRANT. This Warrant certifies that for value received (including the execution and delivery of a Master Equipment Lease Agreement between Company and Holder (collectively with any and all term loan promissory notes and other financial accommodations, the "Lease")) LIGHTHOUSE CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("Lighthouse"), and its registered assigns (collectively, "Holder"), are entitled at any time, and from time to time, before Expiration, to purchase from Company up to 16,865 shares (the "Exercise Quantity") of Company's Series A Preferred Stock ("Preferred Stock"), at a price of $1.4824 per share (the "Exercise Price"), plus the Second Tranche Shares, as hereinafter defined. If the total amounts initially advanced under the Lease exceed $500,000, then on that date (the "Drawdown Date") this Warrant shall additionally and automatically be exercisable for that number of Warrant Shares (the "Second Tranche Shares") equal to $25,000 divided by the Second Tranche Exercise Price, at a price per share equal to the Second Tranche Exercise Price. "Second Tranche Exercise Price" means $1.4824; provided, however, that if Company sells preferred stock for cash in a round of venture capital financing resulting in net aggregate proceeds to Company exceeding $5,000,000 (the "Next Round") before the exercise or conversion hereof, the Second Tranche Exercise Price will be determined as follows: Subtract $1.4824 (the "Current Round Price") from the average price per share sold in the Next Round (the "Next Round Price"), divide the result by the number of days between August 8, 1996 (the "Current Round Close"), and the closing date of the Next Round (the "Next Round Close"), multiply that result by the number of days between the Current Round Close and the Drawdown Date and add the Current Round Price to yield the Second Tranche Exercise Price; provided that the Second Tranche Exercise Price shall not be higher than the Next Round Price, and if the Next Round Price is less than or equal to the Current Round Price, the Second Tranche Exercise Price is the Next Round Price. The term "Warrant Shares" means Preferred Stock and the shares of any class of securities resulting from any reclassifications of Preferred Stock, including a conversion to Common Stock, or from any event described in SECTION 10 or SECTION 11. References to "Common Stock" include any present or future class of Company's capital stock whose holders are not limited to a fixed percentage or sum with respect to dividends or liquidation proceeds, unless the context otherwise requires. References to Exercise Quantity and Exercise Price include the Second Tranche Shares and the Second Tranche Exercise Price, and the provisions hereof shall be applied logically, consistently and fairly with respect to any differences between the Exercise Price and the Second Tranche Exercise Price, unless the context requires otherwise.

        2. PAYMENT. Warrant Shares may be purchased (i) in cash or by check,
(ii) by the surrender by Holder to Company of any promissory notes or other obligations issued by Company, with Holder credited an amount equal to the principal plus accrued interest, or (iii) by any combination of the foregoing.

        3. NET ISSUE ELECTION. Holder may elect to convert all or a portion hereof into Warrant Shares, without the payment of any additional consideration, by the surrender of this Warrant or such portion to Company, with the net issue election notice annexed hereto duly executed, at the principal office of Company. Thereupon, Company shall issue to Holder such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                        A

where:          X  = the number of Warrant Shares to be issued to Holder
                     pursuant to this Section 3.

                Y  = Exercise Quantity

                A  = the Fair Market Value of one Warrant Share.

                B  = the Exercise Price.

        4. FAIR MARKET VALUE. Fair Market Value of a share of Preferred Stock is the Fair Market Value of a share of Common Stock multiplied by the number of shares of Common Stock into which Preferred Stock may then be converted. "Fair Market Value" of a share of Common Stock as of a particular date means: (a) if traded on an exchange or quoted on the NASDAQ National Market System, then the average of the closing prices for the five (5) days prior to the date of the Holder's notice of exercise, (b) if conversion or exercise is on a date from the filing of, through to the effective date of, the registration statement for an underwritten public offering registered under the Securities Act, the initial public offering price (before deducting commissions, discounts or expenses) per share sold in such offering, (c) if listed by the National Daily Quotation Service "Pink Sheets," then the average of the most-recently reported bid and ask prices for the ten (10) day period ending two (2) days prior to the day the fair market value is being determined, and (d) otherwise, the price, not less than book value, determined in good faith and in such reasonable manner as prescribed by a majority of Company's Directors; provided, however, that (i) Company will notify Holder of such price within ten business days after Holder provides the Company written notice of its election; (ii) Holder will have ten business days after receipt of such notice to dispute such price by written notice to Company; and (iii) Holder will thereafter appoint an appraiser reasonably acceptable to Company to determine Fair Market Value, the costs of which Company will bear if the appraisal is 110% or more of that determined by the Outside Directors.

        5. PARTIAL EXERCISE. This Warrant may be exercised or converted in part, and Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.

        6. FRACTIONAL SHARES. If a fractional Warrant Share would be issuable upon exercise or conversion, Company will instead pay in cash a sum equal to the product of such fraction and a full Warrant Share's Fair Market Value.

        7. EXPIRATION DATE; ACCELERATION OF TERM UPON SALE OF THE COMPANY; AUTOMATIC EXERCISE.

               (a) EXPIRATION DATE. This Warrant shall expire at the close of business on January 31, 2004, and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall automatically be converted pursuant to SECTION 3 hereof, without any action by Holder, immediately before Expiration.

               (b) ACCELERATION OF TERM UPON SALE OF THE COMPANY. Notwithstanding the term of this Preferred Stock Purchase Warrant fixed pursuant to SECTION 7(a) hereof and provided Holder has received reasonable advanced notice and has not earlier converted, this Warrant shall automatically be converted pursuant to SECTION 3 hereof, without any action by Holder upon the closing of a sale of all or substantially all of the Company's assets, or the merger or consolidation of the Company with or into another corporation (other than a merger or consolidation for the principal purpose of changing the domicile of Company), whereby the Company's stockholders immediately prior to such merger or consolidation will hold less than 50% of the outstanding securities of the surviving corporation immediately following such merger or consolidation (a "Sale of the Company").

        8. RESERVED SHARES; VALID ISSUANCE. Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized capital stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full and the conversion into shares of Common Stock of all Warrant Shares receivable upon such exercise. Company further covenants that such shares as may be issued pursuant to such exercise or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; provided, however, that the Warrant shares shall be subject to the Company's right of first refusal as provided in the Company's Bylaws.

        9. REGISTRATION RIGHTS. The Company hereby grants Holder and holders of the Warrant Shares the "piggyback" registration rights set forth in Section 1.3 of the Investor Rights Agreement made as of August 8, 1996, as amended to date, by and among Company and certain holders of Company's securities (the "Registration Rights Agreement"). Company will not consent to any amendment of the Registration Rights Agreement with respect to such "piggyback" registration rights that would impair, subordinate or diminish such rights of Holder or holders of Warrant Shares in relation to such rights of other Series A Preferred Stock holders who are parties to the Registration Rights Agreement. Notwithstanding anything to the contrary in the Registration Rights Agreement, such "piggyback" registration rights of Holder shall be fully and completely transferable with this Warrant and the Warrant Shares subject to the terms of
SECTION 16E hereof.

        10. CAPITALIZATION.

               A. SUBDIVISION OR COMBINATION. If Company subdivides or combines, by reclassification, stock split or dividend, or otherwise, the number of Warrant Shares outstanding into a greater or lesser number, simultaneously in each such case the Exercise Price and the Exercise Quantity shall both be proportionately adjusted.

               B. CAPITALIZATION. If Company recapitalizes, or reorganizes or reclassifies its capital stock, this Warrant shall thereafter be exercisable or convertible for those shares of stock, other securities or property which a holder of the Exercise Quantity of Warrant Shares could have received thereupon, as further adjusted according to the terms hereof.

               C. DISTRIBUTIONS. If Company declares, pays or distributes any dividends payable in shares of its capital stock, then (i) the Exercise price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such dividend by a fraction, (x) the numerator of which shall be the total number of shares of capital stock outstanding immediately prior to such dividend and (y) the denominator of which shall be the total


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
number of shares of capital stock outstanding immediately after such dividend and (ii) the number of Warrant Shares subject to this Warrant shall be proportionately adjusted.

        11. ANTIDILUTION RIGHTS. As of the date of this Warrant there are no price-based antidilution rights applicable to the Series A Preferred Stock and the Common Stock of Company. If, after the date hereof, price-based antidilution rights are granted to the Series A Preferred Stock such rights shall also be granted to the Holder of this Warrant. Company shall promptly provide Holder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

        12. CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price is adjusted, as herein provided, Company shall promptly deliver to Holder a certificate of Company's chief financial officer setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

        13. NOTICES OF RECORD DATE, ETC. In the event of:

               A. any taking by Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

               B. any reclassification of the capital stock of Company, capital reorganization of Company, consolidation or merger involving Company, or sale or conveyance of all or substantially all of its assets; or

               C. any voluntary or involuntary dissolution, liquidation or winding-up of Company;

then in each such event Company will provide or cause to be provided to Holder a written notice thereof. Such notice shall be provided at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

        14. REPRESENTATIONS, WARRANTIES AND COVENANTS. This Warrant is issued and delivered by Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by Company:

               A. Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by Company and is the valid and binding obligation of Company, enforceable in accordance with its terms.

               B. The Warrant Shares issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

               C. The issuance, execution and delivery of this Warrant do not, and the issuance of the Warrant Shares upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene Company's Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to Company, (ii) violate, contravene or result in a material breach or default under any contract, agreement or instrument to which Company is a party or by which Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity, except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder.

               D. As long as this Warrant is, or all of the Warrant Shares issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such Warrant Shares are, issued and outstanding and held by Lighthouse, Company will provide to Lighthouse the financial and other information described in that certain Lease Line Schedule No. 01 to Master Equipment Lease Agreement No. 152 between Company and Lighthouse Capital Partners II, L.P. dated as of January 15, 1997; provided, however, that no such information shall be provided to Lighthouse pursuant to this subparagraph 14(D)
(i) after the sale of securities pursuant to a registration statement filed by Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of its securities to the general public is consummated or (ii) when Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act of 1934, or (iii) Lighthouse is no longer Holder, whichever event shall first occur.

               E. As of the date hereof, the authorized capital stock of Company consists of (i) 20,000,000 shares of Common Stock, of which 10,000,000 shares are issued and outstanding and 33,730 shares are reserved for issuance upon the exercise of this Warrant and the conversion of the Preferred Stock, and (ii) 3,750,000 shares of Series A Preferred Stock, of which 2,765,870 are issued and outstanding shares and 33,730 shares are reserved for issuance upon the exercise of this Warrant.

        15. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of Holder and the Company.

        16. REPRESENTATIONS AND COVENANTS OF HOLDER. This Preferred Stock Purchase Warrant has been entered into by Company in reliance upon the following representations and covenants of Holder, which by its execution hereof Holder hereby confirms:

               A. INVESTMENT PURPOSE. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

               B. ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

               C. PRIVATE ISSUE. Holder understands (i) that the Warrant and the Warrant Shares have not been registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, pursuant to Section 4(2) of the 1933 Act, and (ii) that Company's reliance on such exemption is predicated on the representations set forth in this SECTION 16.

               D. FINANCIAL RISK. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

               E. DISPOSITION OF SHARES. Holder hereby agrees that Holder shall make no disposition of this Warrant, and the shares issued upon exercise of this Warrant (the "Warrant Shares"), unless (a) the Holder has first provided such notice to the Company of its intended disposition as required under Article IX of the Company's Bylaws and the Company or its assignee(s) elect not to acquire this Warrant or the Warrant Shares pursuant to the right of first refusal granted to the Company thereunder and (b) the Holder shall have provided Company with written assurances, in form and substance satisfactory to Company, that (i) the proposed disposition does not require registration of the Warrant or Warrant Shares under the 1933 Act, or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule
144) has been taken.

               F. RESTRICTIVE LEGENDS. In order to reflect the restrictions on disposition of the Warrant Shares, the stock certificates for the Warrant Shares will be endorsed with the following restrictive legends:

                      (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144 OR (iii) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO COMPANY, THAT REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION."

                      (ii) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STAND-OFF AGREEMENT THAT RESTRICTS THE TRANSFER OF THESE SHARES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF COMPANY.

                      (iii) "These securities are subject to a right of first refusal in favor of the Company, the provisions of which are set forth in the Company's Bylaws".

                      (iv) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

                      (v) Any other legend deemed necessary to reflect the restrictions on the transfer of the Warrant Shares.

        17. CALIFORNIA COMMISSIONER OF CORPORATIONS. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        18. PRIVILEGE OF STOCK OWNERSHIP. Prior to the exercise of this Warrant, except as otherwise provided herein, Holder shall not be entitled to, by virtue of holding this Warrant, any rights of a stockholder of Company, including (without limitation) the right to vote, receive dividends or other distributions, or exercise preemptive rights.

        19. MARKET STAND-OFF. Holder hereby agrees that, during the period of duration specified by Company and an underwriter of common stock or other securities of Company, following the date of the first sale to the public pursuant to a registration statement of Company filed under the 1933 Act (a "Registered Offering"), it shall not, to the extent requested by Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donee who agree to be similarly bound) any securities of Company held by it at any time during such period except common stock included in such registration; provided, however, that:


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
               (a) all officers and directors of Company enter into similar agreements and that the Company will not consent to any amendment of the Investor Rights Agreement dated August 8, 1996, with respect to Section 1.14 that would impair, subordinate or diminish the rights of Holder or holders of Warrant Shares in relation to the rights of other Series A Preferred Stock holders who are parties to the Investor Rights Agreement; and

               (b) such market stand-off time period shall not extend past the date which is one hundred eighty (180) days after a Registered Offering; and

               (c) such market stand-off agreement shall only apply to the first two Registered Offerings.

        20. NOTICES, TRANSFERS, ETC.

               A. Any notice or written communication required or permitted to be given to Holder may be given by certified mail or delivered to Holder at the address most recently provided by Holder to Company.

               B. Subject to SECTION 16 (E) hereof and in compliance with applicable federal and state securities laws, and to Holder's obtaining Company's prior written consent, which consent shall not be unreasonably withheld, this Warrant may be transferred by Holder with respect to any or all of the shares purchasable hereunder, provided, such transfer will not be to a direct competitor of the Company. Upon surrender of this Warrant to Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by Holder, Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to Company, together with the assignment hereof properly endorsed, by Holder for transfer with respect to a portion of the Warrant Shares purchasable hereunder, Company shall issue a new warrant to the assignee, in such denomination as shall be requested by Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

               C. In case this Warrant shall be mutilated, lost, stolen or destroyed, Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of Holder or other evidence reasonably satisfactory to Company of the loss, theft or destruction of such Warrant

        21. NO IMPAIRMENT. Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holders.

        22. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

        23. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon Company's successors and assigns and shall inure to the benefit of Holder's successors, legal representatives and permitted assigns.

        24. BUSINESS DAYS. If the last or appointed day for the taking of any action required of the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.


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
        25. VALUE. Company and Holder agree that the value of this Warrant on the date of grant is $100.00.

Dated:   February 11, 1997.


                                MARIMBA, INC.



                                By:    /s/  KIM POLESE
                                   ---------------------------------

                                Name:   Kim Polese
                                     -------------------------------

                                Title:    President and CEO
                                      ------------------------------

                                  SUBSCRIPTION

To:                                  Date:
   -------------------------------        -------------------------------

        The undersigned hereby subscribes for Warrant Shares covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:




                                    -------------------------------
                                    Signature


                                    -------------------------------
                                    Name for Registration


                                    -------------------------------
                                    Mailing Address


                            NET ISSUE ELECTION NOTICE

To:                                  Date:
   -------------------------------        -------------------------------

        The undersigned hereby elects under SECTION 4 to surrender the right to purchase __________ Warrant Shares pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:




                                    -------------------------------
                                    Signature


                                    -------------------------------
                                    Name for Registration


                                    -------------------------------
                                    Mailing Address

                                   ASSIGNMENT


        For value received _____________________________ hereby sells, assigns and transfers unto _____________________________________________________________
________________________________________________________________________________
            [Please print or typewrite name and address of Assignee]


________________________________________________________________________________
the within Warrant, and does hereby irrevocably constitute and appoint ____________________ _____________________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:_____________________________


                                        _____________________________


In the Presence of:


_____________________________